As filed with the Securities and Exchange Commission on August 15, 2008
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2303920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)
TYLER TECHNOLOGIES, INC.
STOCK OPTION PLAN
(Full title of the plan)

H. Lynn Moore, Jr.	Copy to:
Executive Vice President,
Secretary and General Counsel
Tyler Technologies, Inc.
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
(972) 713-3700
(Name and address and telephone number,
including area code, of agent for service)	Randall G. Ray, Esq. Gardere Wynne Sewell LLP 1601 Elm Street, Suite 3000 Dallas, Texas 75201 (214) 999-4544
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered (1)	per share (2)	price (2)	registration fee (2)
Common Stock, $0.01	2,500,000 shares	$15.91	$39,775,000	$1,563

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h) of the Securities Act, based on prices at which outstanding options may be exercised (as to 1,128,529 shares), plus the average of the high and low prices for the common stock as reported on the New York Stock Exchange Composite Tape for August 12, 2008 (as to 1,371,471 shares for which the exercise price is not known).

EXPLANATORY STATEMENT
     In 2006, our Board of Directors authorized, and our stockholders approved, an increase in the number of shares authorized for issuance under the Tyler Technologies, Inc. Stock Option Plan (the “Stock Option Plan”) from 7,500,000 to 8,500,000. Based on a proposal authorized by our Board of Directors, as described in the Proxy Statement for the 2008 Annual Meeting of Stockholders, on May 15, 2008, our stockholders approved an amendment to increase the aggregate number of shares of our common stock reserved for issuance under the Stock Option Plan from 8,500,000 shares to 11,000,000 shares. The contents of our Registration Statements on Forms S-8 (File Nos. 333-34544, 333-34809, 333-52163, 333-82117, 333-98929, and 333-136064) filed with the Securities and Exchange Commission on April 25, 1990, September 2, 1997, May 8, 1998, July 1, 1999, August 29, 2002, and July 27, 2006, respectively, relating to the Stock Option Plan, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.
PART I
     The information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
Item 8. Exhibits
     In addition to the exhibits filed or incorporated by reference into the previously filed Registration Statements on Form S-8 relating to the Plan, the following documents are filed as exhibits to this Registration Statement:
4.1	Amendment No. 4 to the Tyler Technologies, Inc. Stock Option Plan (Amended and Restated as of May 12, 2000), effective as of May 15, 2008.

5.1	Opinion of Gardere Wynne Sewell LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on August 11, 2008.

TYLER TECHNOLOGIES, INC. (Registrant)
By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     Each of the undersigned hereby appoints Brian K. Miller and H. Lynn Moore, Jr., and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on August 11, 2008.

Signature	Title

/s/ John M. Yeaman	Chairman of the Board of Directors
John M. Yeaman	and Director

/s/ John S. Marr, Jr.	President and Chief Executive Officer
John S. Marr, Jr.	and Director (principal executive officer)

/s/ Brian K. Miller	Executive Vice President, Chief Financial
Brian K. Miller	Officer and Treasurer (principal financial officer)

/s/ W. Michael Smith	Vice President and Chief Accounting Officer
W. Michael Smith	(principal accounting officer)

Signature	Title

/s/ Dustin R. Womble	Executive Vice President and Director
Dustin R. Womble

/s/ Donald R. Brattain	Director
Donald R. Brattain

/s/ J. Luther King, Jr.	Director
J. Luther King, Jr.

/s/ G. Stuart Reeves	Director
G. Stuart Reeves

/s/ Michael D. Richards	Director
Michael D. Richards

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Amendment No. 4 to the Tyler Technologies, Inc. Stock Option Plan (Amended and Restated as of May 12, 2000), effective as of May 15, 2008.

5.1	Opinion of Gardere Wynne Sewell LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of the Registration Statement).